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                                                                  Exhibit 10.07g

                                      LEASE

                                     between

                         CEDAR-SOUTH PHILADELPHIA I, LLC
                                    as Tenant

                                       and

                                SPSP CORPORATION,
                           PASSYUNK SUPERMARKET, INC.
                                       AND
                  TWENTY FOURTH STREET PASSYUNK PARTNERS, L.P.
                                   as Landlord

                          Dated As of October 31, 2003

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                                TABLE OF CONTENTS

1.   Certain Definitions.....................................................1

2.   Demise of Premises......................................................7

3.   Term....................................................................8

4.   Rent....................................................................8

5.   Net Lease...............................................................8

6.   Landlord's Covenants...................................................10

7.   Title and Condition....................................................11

8.   Taxes and Legal Requirements...........................................12

9.   Use....................................................................12

10.  Maintenance and Repair.................................................12

11.  Liens..................................................................13

12.  Alterations............................................................13

13.  Condemnation...........................................................13

14.  Insurance..............................................................14

15.  Damage, Destruction....................................................15

16.  Leasehold Financing....................................................16

17.  Assignment, Subleasing.................................................20

18.  Permitted Contests.....................................................21

19.  Environmental Matters..................................................21

20.  Purchase Option........................................................22

21.  Notices................................................................24

22.  Memorandum of Lease; Estoppel Certificates.............................25

23.  Surrender and Holding Over.............................................26

24.  No Merger of Title.....................................................26

25.  Exculpation............................................................27

26.  No Usury...............................................................27

27.  Broker.................................................................27

28.  Waiver of Landlord's Lien..............................................27

29.  No Waiver..............................................................28

30.  Separability...........................................................28

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31.  Indemnification........................................................28

32.  Joint and Several......................................................28

33.  Headings...............................................................28

34.  Modifications..........................................................28

35.  Successors; Assigns....................................................28

36.  Counterparts...........................................................29

37.  Governing Law..........................................................29

38.  Attorneys' Fees........................................................29

39.  Priority...............................................................29

40.  Waiver of Termination Right............................................29

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         THIS LEASE AGREEMENT is made as of this 31st day of October, 2003 by and between SPSP Corporation, a Pennsylvania corporation ("SPSP"), having an office at 44 West Lancaster Avenue, Suite 110, Ardmore, Pennsylvania 19003, Passyunk Supermarket, Inc., a Pennsylvania corporation ("Passyunk"), having an office at 44 West Lancaster Avenue, Suite 110, Ardmore, Pennsylvania 19003, Twenty Fourth Street Passyunk Partners, L.P., a Pennsylvania limited partnership ("24th Street") having an office at 44 West Lancaster Avenue, Suite 110, Ardmore, Pennsylvania 19003 (SPSP, Passyunk and 24th Street are collectively referred to herein as "Landlord"), and Cedar-South Philadelphia I, LLC, a Delaware limited liability company ("Tenant"), having its principal office at 44 South Bayles Avenue, Port Washington, New York 11050.

         In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

         1.       Certain Definitions.

                  (a) "24th Street" shall have the meaning set forth in the preamble.

                  (b) "AAA" shall have the meaning set forth in Paragraph 5(c)(ii) hereof.

                  (c) "Additional Rent" shall mean all sums required to be paid by Tenant to Landlord hereunder other than Basic Rent, which sums shall constitute rental hereunder.

                  (d) "Adjoining Land" shall have the meaning set forth in Paragraph 2 hereof.

                  (e) "Agreement to Enter Into Net Lease" shall mean that certain Agreement to Enter Into Net Lease dated as of April 23, 2003 between Landlord and Tenant, as the same has been amended.

                  (f) "Alteration" or "Alterations" shall mean any and all changes, additions, improvements, reconstructions and replacements of any of the Improvements, both interior and exterior, and both ordinary and extraordinary.

                  (g) "Available Cash" shall mean, with respect to any calendar month, the excess of (i) Gross Revenues for the immediately preceding calendar month, over (ii) Expenses payable during the calendar month at issue.

                  (h) "Basic Rent" shall have the meaning set forth in Paragraph 4 hereof.

                  (i) "Basic Rent Payment Dates" shall have the meaning set forth in Paragraph 4 hereof.

                  (j) "Business Day" shall mean a day upon which commercial banks are not authorized or required by law to close in Philadelphia, Pennsylvania.

                  (k) "Claim Deadline" shall have the meaning set forth in Paragraph 31 hereof.

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                  (l)      "Commencement Date" shall have the meaning set forth
in Paragraph 3 hereof.

                  (m) "Condemnation" shall mean a Taking and/or a Requisition.

                  (n) "CPI" shall mean the Consumer Price Index for all Urban Consumers, New York-Northeastern New Jersey, All items (1982-1984 = 100), issued and published by the Bureau of Labor, Department of Labor or any successor index thereto, appropriately adjusted. If the CPI ceases to be published and there shall be no successor index thereto, such index as shall be mutually agreed to by Landlord and Tenant shall be substituted for the CPI.

                  (o) "Curable Monetary Default' shall have the meaning set forth in Paragraph 16(b)(iii) hereof.

                  (p) "Cure Expiration Notice" shall have the meaning set forth in Paragraph 16(b)(iii) hereof.

                  (q) "Defaults Requiring Possession" shall have the meaning set forth in Paragraph 16(b)(v) hereof.

                  (r) "Environmental Agency" shall mean any federal, state or local agency or authority with jurisdiction over Hazardous Substances or Environmental Laws.

                  (s) "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., as any of the foregoing may be amended from time to time, and any other federal, state and local laws and regulations, codes, statutes, orders, decrees, guidance documents, judgments or injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  (t) "Environmental Matters" shall mean events, proceedings, actions, filings, reports, investigations, remediations, conditions, violations, compliance obligations, operations, claims, lawsuits, losses, liabilities, fines, penalties, judgments, damages and expenses with respect to the Leased Premises that (i) involve an issue under an Environmental Law or (ii) fall within the jurisdiction of an Environmental Agency.

                  (u) "Escrow Agent" shall have the meaning set forth in Paragraph 20(b) hereof.

                  (v) "Exercise Date" shall have the meaning set forth in Paragraph 20(a) hereof.

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                  (w)      "Expenses" shall mean, with respect to any calendar
month, the amount set forth in Tenant's operating budget as being necessary for the payment of expenses to be incurred during such calendar month in connection with the operation of the Leased Premises, including, without limitation, debt payments (including interest and principal) on loans (including any amounts due and owing to a Recognized Leasehold Mortgagee), operating expenses, capital expenditures, and real estate taxes.

                  (x) "Expiration Date" shall have the meaning set forth in Paragraph 3 hereof.

                  (y) "Fee Mortgage" means any mortgage, deed of trust, indenture of mortgage, pledge, assignment of rents or leases, collateral assignment or similar Lien or security interest and any extension, modification, amendment, spreader, consolidation or renewal thereof granted by Landlord on its fee title to the Leased Premises.

                  (z) "Gross Revenue" shall mean the gross revenue actually received by Tenant during any calendar month from the operation of the Leased Premises, including all subtenant fixed rents and percentage rents; all reimbursements from subtenants for common area maintenance charges, insurance, utilities and real estate taxes; and such other amounts as are collected from subtenants.

                  (aa) "Hazardous Substances" shall mean (1) any toxic substance, hazardous waste, hazardous substance or related hazardous material;
(2) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (3) any substance, material or chemical which is defined as or included in the definition of "hazardous substances", "toxic substances", "hazardous materials", "hazardous wastes" or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Environmental Laws.

                  (bb) "Improvements" shall have the meaning set forth in Paragraph 2 hereof.

                  (cc) "Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "Work"), the term "Insurance Requirement" or "Insurance Requirements" shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand ($100,000.00) Dollars (which amount shall be automatically increased on the first day of each calendar year by the percentage increase in the CPI for such calendar year over the CPI for the immediately preceding calendar year), and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

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                  (dd)     "Land" shall have the meaning set forth in Paragraph
2 hereof.

                  (ee) "Landlord" shall have the meaning set forth in the preamble.

                  (ff) "Landlord Covenant" shall have the meaning set forth in Paragraph 5(c)(i) hereof.

                  (gg) "Landlord Lien" means any Lien affecting the Leased Premises that (i) first arises from and after the Commencement Date and (ii) (x) is the result of an affirmative action of Landlord or Landlord Parties (other than Liens placed on the Leased Premises with the written consent of, or at the written request of, Tenant), or (y) is a judgment or tax lien against Landlord.

                  (hh) "Landlord Parties" means Landlord's agents, consultants and representatives.

                  (ii) "Leased Premises" shall have the meaning set forth in Paragraph 2 hereof.

                  (jj) "Leasehold Mortgage" means any mortgage, deed of trust, indenture of mortgage, pledge, assignment of rents or leases, collateral assignment or similar Lien or security interest, and any extension, modification, amendment, spreader, consolidation or renewal thereof, granted by Tenant on its leasehold estate created hereunder and not creating a Lien on Landlord's fee estate in the Leased Premises.

                  (kk) "Leasehold Mortgagee" means the holder of a Leasehold Mortgage.

                  (ll) "Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant, to Landlord or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of any of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

                  (mm) "Lender" shall mean Cedar-South Philadelphia II, LLC, a Delaware limited liability company.

                  (nn) "Lien" shall mean any lien, mortgage, charge on, pledge of, or conditional sale or other title retention agreement with respect to, or any other encumbrance of any kind, nature or description with respect to, the Leased Premises.

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                  (oo)     "Loan" shall mean that-certain loan in the original
principal amount of $39,000,000 made by Lender to Landlord, secured by a mortgage covering Landlord's fee interest in the Leased Premises and evidenced by a promissory note.

                  (pp) "Losses" shall have the meaning set forth in Paragraph 31 hereof.

                  (qq) "Net Casualty Proceeds" shall mean the entire proceeds of any property casualty insurance less any actual and reasonable expenses incurred in collecting such proceeds.

                  (rr) "Net Condemnation Award" shall mean the entire award of any Condemnation less any actual and reasonable expenses incurred in collecting such proceeds.

                  (ss) "Offer" shall have the meaning set forth in Paragraph 6(i) hereof.

                  (tt) "Option Trigger Date" shall have the meaning set forth in Paragraph 20(a) hereof.

                  (uu) "Passyunk" shall have the meaning set forth in the preamble.

                  (vv) "Permits" shall mean licenses, permits, approvals and certificates required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Leased Premises.

                  (ww) "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises specifically set forth on Exhibit B attached hereto.

                  (xx) "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

                  (yy) "Post-Closing Adjustments" shall have the meaning set forth in Paragraph 5(c)(i) hereof.

                  (zz) "Purchase Closing" shall have the meaning set forth in Paragraph 20(d) hereof.

                  (aaa) "Purchase Closing Date" shall have the meaning set forth in Paragraph 20(d) hereof.

                  (bbb) "Purchase Option" shall have the meaning set forth in Paragraph 20(a) hereof.

                  (ccc) Purchase Option Notice" shall have the meaning set forth in Paragraph 20(a) hereof.

                  (ddd) "Purchase Price" shall have the meaning set forth in Paragraph 20(a) hereof.

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                  (eee)    "Recognition Agreement" shall have the meaning set
forth in Paragraph 17(b) hereof.

                  (fff) "Recognized Leasehold Mortgage" shall mean the Leasehold Mortgage held by a Recognized Leasehold Mortgagee.

                  (ggg) "Recognized Leasehold Mortgagee" shall have the meaning set forth in Paragraph 16(a)(ii) hereof.

                  (hhh) "Recognized Leasehold Mortgage Documents" shall mean the Recognized Leasehold Mortgage and any other documents entered into between Tenant and a Recognized Leasehold Mortgagee in connection therewith.

                  (iii) "Rent" shall mean Basic Rent, Additional Rent, and all other sums payable under this Lease by Tenant to Landlord.

                  (jjj) "Replacement Lease" shall have the meaning set forth in Paragraph 16(b)(vi) hereof.

                  (kkk) "Required Notice" shall have the meaning set forth in Paragraph 16(b)(ii) hereof.

                  (lll) "Requisition" shall mean any temporary condemnation or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                  (mmm) "SPSP" shall have the meaning set forth in the preamble.

                  (nnn)    "State" shall mean the Commonwealth of Pennsylvania.

                  (ooo) "Sublease" means any sublease, license or other occupancy agreement granted by Tenant to use all or any portion of the Leased Premises and any amendments, extensions, renewals or modifications thereof.

                  (ppp) "Surviving Representation" shall have the meaning set forth in Paragraph 5(c)(i) hereof.

                  (qqq) "Taking" shall mean any taking of any of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

                  (rrr) "Taxes" shall mean taxes of every kind and nature (including real, ad valorem and personal property, income, franchise, withholding, profits and gross receipts taxes), all charges and/or taxes for any easement or agreement maintained for the benefit of any of the Leased Premises, all general and special assessments, levies, permits, inspection and license fees,

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and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the ownership, occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises during the term, including without limitation, any gross income tax, sales tax, use and occupancy tax or excise tax levied by any governmental body on or with respect to the Leased Premises, the Basic Rent or the Additional Rent; provided, however, that nothing herein shall obligate Tenant to pay, and the term "Taxes" shall exclude, federal, state or local (i) franchise, capital stock or similar taxes if any, of Landlord, (ii) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (iii) any estate, inheritance, succession, gift, capital levy or similar taxes.

                  (sss) "Tenant" shall have the meaning set forth in the preamble.

                  (ttt) "Term" shall mean the period of years (and/or portions thereof) that this Lease shall be in effect, commencing on the Commencement Date and ending on the Expiration Date.

                  (uuu) "Trade Fixtures" shall mean all property, equipment and fixtures, which are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

         2. Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the Term and upon the provisions hereinafter specified the following described property: (a) all of Landlord's right, title and interest in and to all of those certain plots, pieces and parcels of land (the "Land") known by the addresses 2301-11 Oregon Avenue, 2426 South 23rd Street and 2300 W. Passyunk Avenue, Philadelphia, Pennsylvania and are commonly known as South Philadelphia Shopping Plaza, as more particularly described in Exhibit A attached hereto, together with the buildings and improvements (collectively, the "Improvements") located on the Land (the Improvements and the Land, and all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease are hereinafter collectively referred to as the "Leased Premises"), subject to the Permitted Encumbrances and the rights of space tenants under space leases with respect to the Leased Premises, and (b) all of Landlord's right, title and interest, if any, in, to and under (i) all easements, rights of way, privileges, appurtenances, strips, gores and other rights pertaining to the Leased Premises, including, without limitation and without warranty, any existing development rights; (ii) any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Leased Premises or any portion thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Leased Premises by reasons of change of grade of any street occurring after the date of execution and delivery of this Lease (collectively, the "Adjoining Land"); and (iii) the fixtures, equipment, machinery, furniture, furnishings, appliances, supplies and other items of personal property (and replacements thereof), now owned or hereafter acquired by Landlord and contained in or on, or used in connection with, the maintenance, use, occupancy and operation of the Leased Premises.

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         3.       Term. Tenant shall have and hold the Leased Premises for a term commencing on the date hereof (the "Commencement Date"), and ending on September 30, 2033, or such earlier date as this Lease shall be terminated pursuant to the terms of this Lease (the "Expiration Date").

         4.       Rent.

                  (a) Subject to the terms of Paragraph 4(b) below, Tenant shall pay to Landlord, as fixed monthly rent for the Leased Premises during the Term ("Basic Rent"), an amount equal to the lesser of (i) ONE HUNDRED SEVENTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY AND 00/100 ($178,750.00) DOLLARS, and
(ii) the Available Cash for such month. Basic Rent shall be paid in advance commencing on the first day of the first month next following the Commencement Date and continuing on the first day of each month thereafter during the Term (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth below or at such other address as Landlord shall direct in writing. Pro rata Basic Rent for the period from the Commencement Date to the last day of the month following the month in which the Commencement Date occurs shall be computed and shall be paid in advance on the Commencement Date, except that if the Commencement Date shall occur on the first day of a calendar month, the full monthly installment of Basic Rent for the month in which the Commencement Date occurs shall be paid in advance on the Commencement Date. If the Expiration Date shall be other than a Basic Rent Payment Date, Basic Rent shall be prorated based on a 30-day month.

                  (b) Notwithstanding anything to the contrary contained in Paragraph 4(a) above, from and after the date that a Recognized Leasehold Mortgagee shall accelerate the repayment of a loan secured by a Recognized Leasehold Mortgage, the Basic Rent shall be reduced to One Dollar and 00/100 ($1.00).

         5.       Net Lease.

                  (a) Subject to the terms of Paragraph 5(c) and Paragraph 5(d) below, it is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This is a net lease and Rent shall be paid without notice, demand or setoff, except as otherwise specifically set forth herein. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term (except as otherwise expressly provided herein).

                  (b) Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, oil, electricity, telephone and other utilities or services used or consumed on the Leased Premises during the Term, whether designated as a charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any

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utilities to the Leased Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Leased Premises.

                  (c)      (i)      Pursuant to the Agreement to Enter Into Net
Lease, (x) Landlord made certain representations to Tenant that survive the closing thereunder (the "Surviving Representations"), for the period specified by the Agreement to Enter into Net Lease, and (y) final adjustments of certain items of revenue and expense not determined or not agreed upon as of the date of this Lease ("Post-Closing_Adjustments") will be made during the Term. If, at the time an installment of Basic Rent, Additional Rent or any other sum is due to Landlord by Tenant, (A) Landlord shall have breached a Surviving Representation and Tenant shall have commenced a claim with respect thereto within the period specified by the Agreement to Enter into Net Lease, or (B) Landlord shall have failed to comply with a covenant set forth in Paragraph 6 below (a "Landlord Covenant"), or (C) Landlord shall owe money to Tenant on account of a Post-Closing Adjustment, as indicated in a written notice delivered by Tenant to Landlord, which notice shall indicate the amount of loss, cost, expense or damage suffered by Tenant as a result thereof (in the case of clause (A) or (B) of this Paragraph 5(c)(i)), or the amount of money owed by Landlord to Tenant on account of the Post-Closing Adjustment (in the case of clause (C) of this Paragraph 5(c)(i)), as applicable, then, in such case, notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to deduct from such installment(s) of Basic Rent, Additional Rent or any other sum due to Landlord the amount of such loss, cost, expense, damage or amount of money owed. If, at the time an installment of Basic Rent, Additional Rent or any other sum is due to Landlord by Tenant, Tenant shall owe money to Landlord on account of a Post-Closing Adjustment, as indicated in a written notice delivered by Tenant to Landlord, which notice shall indicate the amount of money owed by Tenant to Landlord, then, in such case, Tenant shall pay such amount as Additional Rent, within thirty (30) days after receipt of such written notice.

                           (ii)     In the event that, within ten (10) Business
Days after receipt of a notice pursuant to Paragraph 5(c)(i) above, (x) Landlord shall dispute whether Landlord shall have breached a Surviving Representation or failed to comply with a Landlord Covenant (or the amount of loss, cost, expense or damage suffered by Tenant as a result thereof), or whether Landlord owes money to Tenant on account of a Post-Closing Adjustment (or the amount of money owed on account thereof), or (y) Tenant shall dispute whether Tenant owes money to Landlord on account of a Post-Closing Adjustment (or the amount of money owed on account thereof), then either Landlord or Tenant shall have the right to submit such dispute to binding arbitration under the Expedited Procedures provisions (Rules E-1 through E-10 in the current edition) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In cases where the parties utilize such arbitration: (A) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5, (B) the arbitrator shall be selected within three (3) Business Days following submission of such dispute to arbitration, (C) the arbitrator shall render his final decision not later than three (3) Business Days after the last hearing, (D) the first hearing shall be held within five (5) Business Days after the completion of discovery, and the last hearing shall be held within fifteen (15) Business Days after the appointment of the arbitrator, (E) any finding or determination of the arbitrator shall be deemed final and binding (except that the arbitrator shall not have the power to add to, modify or change any of the provisions of this Agreement),

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and (F) the losing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrator.

                           (iii)    If Landlord shall timely dispute whether
Landlord shall have breached a Surviving Representation during the period that such Surviving Representation shall survive the closing under the Agreement to Enter into Net Lease or failed to comply with a Landlord Covenant (or the amount of the damage suffered by Tenant as a result thereof), or whether Landlord owes money to Tenant on account of a Post-Closing Adjustment (or the amount of money owed on account thereof), Tenant shall not be permitted to offset such amounts in dispute during the pendency of the arbitration. If the arbitrator shall determine that Landlord shall have breached a Surviving Representation during the period that such Surviving Representation shall survive the closing under the Agreement to Enter into Net Lease or that Landlord shall have failed to comply with a Landlord Covenant, or that Landlord does owe money to Tenant on account of a Post-Closing Adjustment, Tenant shall have the right to deduct such amount determined by the arbitrator from the next installment(s) of Basic Rent, Additional Rent or any other sum due to Landlord.

                           (iv)     If Tenant shall timely dispute whether
Tenant owes money to Landlord on account of a Post-Closing Adjustment (or the amount of money owed on account thereof), Tenant shall not be required to pay such amounts in dispute during the pendency of the arbitration. If the arbitrator shall determine that Tenant does owe money to Landlord on account of a Post-Closing Adjustment, Tenant shall pay such amount determined by the arbitrator as Additional Rent within ten (10) days after such finding or determination.

                  (d) Tenant shall be permitted to offset certain amounts against Basic Rent in accordance with Section 21 of the Agreement to Enter Into Net Lease, which Section 21 is hereby incorporated into this Lease by reference.

         6.       Landlord's Covenants.

                  (a) Landlord shall not cancel, amend or modify any Permits with respect to the Leased Premises.

                  (b) Landlord shall not initiate, withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Leased Premises for any fiscal period in which the Commencement Date is to occur or any subsequent fiscal period.

                  (c) Landlord shall not create or incur any Lien (other than the Permitted Encumbrances).

                  (d) Other than the mortgage or mortgages securing the Loan, Landlord shall not grant any Fee Mortgage.

                  (e) Neither Landlord nor any Landlord Parties shall bring any Hazardous Substances in, upon, under, over or from the Leased Premises, and neither Landlord nor any Landlord Parties shall grant written permission or consent to any third party to bring any Hazardous Substances in, upon, under, over or from the Leased Premises.

                  (f) Landlord shall not remove or dispose of (or permit to be removed or disposed of) any Hazardous Substances in, upon, under, over or from the Leased Premises.

                  (g) Neither Landlord nor any party claiming by, through or under it, shall do any act to disturb Tenant's peaceful and quiet occupation and enjoyment of the Leased Premises.

                  (h) In the event that Landlord shall receive an offer from a third party to acquire the Leased Premises (an "Offer"), and Landlord shall desire to pursue the good faith negotiation of such Offer, Landlord shall deliver written notice to Tenant and any Recognized Leasehold Mortgagee of such Offer within five (5) days after Landlord's receipt thereof and shall not be permitted to pursue such Offer unless (i) within thirty (30) days after receipt of such notice: (x) Tenant shall deliver written notice to Landlord that Tenant shall not exercise the Purchase Option, and (y) either such Recognized Leasehold Mortgagee shall deliver to Landlord written consent to Tenant not exercising the Purchase Option, or such 30-day period shall expire without such Recognized Leasehold Mortgagee delivering a written objection to Landlord of Tenant's decision not to exercise the Purchase Option, or (ii) the 30-day period referred to in the foregoing clause (i) shall expire without Tenant having exercised the Purchase Option and without the Recognized Leasehold Mortgagee delivering a written objection to Landlord of Tenant's failure to exercise the Purchase Option.

                  (i) In the event that Landlord shall desire to sell the Leased Premises, Landlord shall deliver written notice thereof to Tenant and any Recognized Leasehold Mortgagee, and Landlord shall not be permitted to take any action in furtherance of a sale of the Leased Premises unless: (i) within thirty
(30) days after receipt of such notice : (x) Tenant shall deliver written notice to Landlord that Tenant shall not exercise the Purchase Option, and (y) either such Recognized Leasehold Mortgagee shall deliver to Landlord written consent to Tenant not exercising the Purchase Option, or such 30-day period shall expire without such Recognized Leasehold Mortgagee delivering a written objection to Landlord of Tenant's decision not to exercise the Purchase Option, or (ii) the 30-day period referred to in the foregoing clause (i) shall expire without Tenant having exercised the Purchase Option and without the Recognized Leasehold Mortgagee delivering a written objection to Landlord of Tenant's failure to exercise the Purchase Option.

         7.       Title and Condition.

                  (a) The Leased Premises are demised and let subject to the Permitted Encumbrances and all Legal Requirements; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

                  (b) Except as specifically stated in this Lease and the Agreement to Enter Into Net Lease, the Landlord specifically disclaims any representation or warranty, oral or written, including, but not limited to, those concerning (i) the nature and condition of the Leased Premises, (ii) the manner, construction, condition and state of repair or lack of repair of any improvements located on the Leased Premises, (iii) the compliance of the Leased Premises or its operation with any laws, rules, ordinances, or regulations of any government or other body, it being specifically understood that Tenant has had the full opportunity to determine for itself the condition of the Leased Premises, and (iv) the income and expenses of the Leased Premises. Tenant expressly acknowledges that in consideration of the agreements of the Landlord herein, except as otherwise specified herein, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY DECLARATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LEASED PREMISES, ANY IMPROVEMENTS, THE PERSONALTY OR SOIL CONDITIONS. Landlord is not liable or bound in any manner by expressed or implied warranties, guarantees, promises, statements, representations or information pertaining to the Leased Premises made or furnished by any real estate broker, agent, employee, servant or other Person representing or purporting to represent Landlord unless such representations are expressly and specifically set forth herein.

                  (c) Landlord hereby unconditionally assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code. Landlord hereby agrees to execute and deliver such further documents, including powers of attorney, as Tenant may reasonably request (and which in the good faith judgment of Landlord, do not adversely affect a substantial general interest of Landlord), in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 7.

         8.       Taxes and Legal Requirements.

                  (a) Landlord shall promptly deliver to Tenant any bill or invoice it receives with respect to any Tax and Tenant shall pay the same directly to the appropriate authority before the same becomes delinquent, subject to Paragraph 18 below.

                  (b) Subject to the provisions of Paragraph 18 below, Tenant shall comply with all Legal Requirements.

                  (c) Tenant is hereby authorized to continue, settle, withdraw or otherwise compromise any proceeding or proceedings now pending for the current tax year for the reduction of the assessed valuation of the Leased Premises, and to initiate, continue, settle, withdraw or otherwise compromise any proceeding or proceedings for the reduction of the assessed valuation of the Leased Premises for any fiscal period during the Term.

         9. Use. Tenant may use the Leased Premises for any lawful purpose.

         10. Maintenance and Repair. Tenant shall, at all times, put, keep and maintain the Leased Premises, including, without limitation, the roof, landscaping, walls (interior and exterior), footings, foundations and structural components of the Leased Premises and the Adjoining Land, in good repair and appearance, and shall make all repairs and replacements of every kind and nature (whether foreseen or unforeseen, which may be required to be made upon or in connection with any of the Leased Premises in order to keep and maintain the Leased Premises in as good repair and appearance as they were as of the Commencement Date, except for ordinary wear and tear. Landlord hereby expressly waives the right to make repairs at the expense of Tenant, which right may otherwise be provided for in any law now or hereafter in effect.

         11.      Liens.

                  (a) Except as otherwise provided herein, Tenant shall not create or permit to exist any Lien on Landlord's estate in the Leased Premises, and if any such Lien shall at any time be filed, then Tenant, prior to the foreclosure of such Lien, and at Tenant's own cost and expense, shall cause the same to be discharged of record; provided, however, that (i) the foregoing shall not prohibit Tenant from granting any Leasehold Mortgage or subleasing its interest in the Leased Premises, and (ii) nothing contained in this Paragraph 11 shall require Tenant to cause the discharge of any Landlord Liens, and Tenant shall have no liability in connection therewith.

                  (b) Notwithstanding the provisions of Paragraph 11(a) above, Tenant shall be permitted to grant any rights-of-way, utility, access or similar easements or any other interest or encumbrance affecting in any manner the Leased Premises, provided that such easement, interest or encumbrance (x) is necessary, in Tenant's sole and absolute discretion, for the operation of the Leased Premises and (y) would not be prejudicial to Landlord's interest in the Leased Premises. Landlord shall (at Tenant's sole cost and expense) join in any instrument (or otherwise indicate its approval of any such instrument) necessary to grant any such easement, interest or encumbrance (even if the term thereof shall extend beyond the Expiration Date), provided that (i) such instrument shall not impose any obligation on Landlord (other than the obligation to (A) grant or join in the granting of such easement, interest or encumbrance and (B) perform any term covenant or agreement that is usual and customary to similar easements, interests or encumbrances of such kind), (ii) Landlord shall not be liable for any breach of the terms of such instrument caused by Tenant and (iii) Landlord's liability in respect of any breach or violation by Landlord of the terms of such instrument shall be limited solely to Landlord's interest in the Leased Premises.

         12. Alterations. Tenant shall be permitted to perform any Alterations without obtaining Landlord's prior consent.

         13.      Condemnation.

                  (a) Landlord immediately upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to control such proceedings, including the right to settle, adjust, compromise or collect any condemnation award, without the consent of Landlord, but subject to the rights of any Recognized Leasehold Mortgagee pursuant to any Recognized Leasehold Mortgage Documents. No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by Landlord without the written consent of Tenant and, if required by the Recognized Leasehold Mortgage Documents, the Recognized Leasehold Mortgagee.

                  (b) If there is no Recognized Leasehold Mortgage at the time of the Condemnation, the following provisions shall apply:

                           (i)      In the event of a Taking of all or
substantially all of the Leased Premises, a portion of the Net Condemnation Award in an amount equal to the then outstanding balance of the Loan (or if the amount of the Net Condemnation Award shall be less than the amount of the then outstanding balance of the Loan, the entire Net Condemnation Award), shall be delivered to Lender and applied towards the repayment of the Loan. Any Net Condemnation Award in excess of the amount of the then outstanding balance of the Loan shall be retained by Tenant.

                           (ii)     In the event of a Taking of less than all or
substantially all of the Property, the Net Condemnation Award shall be applied as follows:

                           1.       First, Tenant shall use the Net Condemnation
Award to restore such portion of the Leased Premises that Tenant shall elect to restore (it being acknowledged that Tenant has no obligation to restore all or any portion of the Leased Premises);

                           2.       Second, a portion of the remaining Net
Condemnation Award in an amount equal to the lesser of (A) the product of (x) a fraction, the numerator of which is the number of square feet of the Leased Premises taken, and the denominator of which is the number of square feet of the entire Leased Premises immediately before the Taking, and (y) the then outstanding principal balance of the Loan, and (B) the remaining Net Condemnation Award, shall be delivered to Lender and applied towards the reduction in the principal balance of the Loan; and

                           3.       Third, the balance of the Net Condemnation
Award, if any, shall be retained by Tenant.

                           (iii)    In the event of a Requisition, the entire
Net Condemnation Award shall be retained by Tenant.

                           (iv)     In the event of a Taking where the
provisions of Paragraph 13(b)(ii)(2) shall apply, from and after the date of reduction of the principal balance of the Loan in accordance with the terms of said Paragraph 13(b)(ii)(2), the amount set forth in clause (i) of Section 4(a) above shall be reduced in the same proportion that the monthly installments of interest under the Loan were reduced.

                  (c) If there is a Recognized Leasehold Mortgage at the time of the Condemnation, the Net Condemnation Award shall be delivered to Tenant or the Recognized Leasehold Mortgagee, as required by the Recognized Leasehold Mortgage Documents, and applied and disbursed in accordance with the Recognized Leasehold Mortgage Documents.

         14.      Insurance.

                  (a)      Tenant shall maintain, at its sole cost and expense,
(i) insurance against loss or damage to the Improvements under an All Risk Policy; (ii) contractual and commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about any of the Leased Premises or the Adjoining Land with limits of at least $50,000,000 (which amount shall be automatically increased on the first day of each calendar year by the percentage increase in the CPI for such calendar year over the CPI for the immediately preceding calendar year); and (iii) worker's compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises.

                  (b) The insurance policies shall (except for worker's compensation insurance) name Landlord and Lender, as additional insured parties. Said insurance shall contain a provision whereby the insurer agrees not to cancel, diminish or materially modify said insurance policy(ies) without having given Landlord at least thirty (30) days prior written notice thereof. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

                  (c) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14 and shall renew or replace each policy.

                  (d) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14.

         15.      Damage, Destruction.

                  (a) Tenant shall settle, adjust, collect and compromise any and all claims in connection with a casualty, without the consent of Landlord, but subject to the rights of any Recognized Leasehold Mortgagee pursuant to any Recognized Leasehold Mortgage Documents.

                  (b) In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and, except as provided in Paragraph 15(d) below, there shall be no abatement or reduction of Rent.

                  (c) If there is no Recognized Leasehold Mortgage at the time of the casualty, the following provisions shall apply:

                           (i)      The Net Casualty Proceeds of such insurance
payment shall be applied as follows:

                           1.       First, Tenant shall use the Net Casualty
Proceeds to restore such portion of the Leased Premises that Tenant shall elect to restore (it being acknowledged that Tenant has no obligation to restore all or any portion of the Leased Premises);

                           2.       Second, if Tenant shall elect not to restore
the damage resulting from such casualty, or if Tenant shall not have restored the entire Leased Premises, a portion of any remaining Net Casualty Proceeds in an amount equal to the lesser of (A) the product of (x) a fraction, the numerator of which is the number of square feet of the Leased Premises lost by reason of the casualty, and the denominator of which is the number of square feet of the entire Leased Premises immediately before the casualty, and (y) the then outstanding principal balance of the Loan, and (B) the entire remaining Net Casualty Proceeds, shall be delivered to Lender and applied towards the reduction in the principal balance of the Loan; and

                           3.       Third, the balance of the Net Casualty
Proceeds, if any, shall be retained by Tenant.

                           (ii)     In the event of a casualty where the
provisions of Paragraph 15(c)(i)(2) shall apply, from and after the date of reduction of the principal balance of the Loan in accordance with the terms of said Paragraph 15(c)(i)(2), the amount set forth in clause (i) of Section 4(a) above shall be reduced in the same proportion that the monthly installments of interest under the Loan were reduced.

                  (d) If there is a Recognized Leasehold Mortgage at the time of the casualty, the Net Casualty Proceeds shall be delivered to Tenant or the Recognized Leasehold Mortgagee, as required by the Recognized Leasehold Mortgage Documents, and applied and disbursed in accordance with the Recognized Leasehold Mortgage Documents.

         16.      Leasehold Financing.

                  (a)      (i)      Tenant shall have the right, at any time,
and from time to time, without the consent of Landlord in each instance, (x) to mortgage or pledge the leasehold estate and interest of Tenant under this Lease without limit as to amount and on any terms Tenant may deem desirable and (y) to assign Tenant's interest under this Lease and the rentals hereunder to any Leasehold Mortgagee as additional collateral for the payment of such mortgage indebtedness. Landlord shall make, at Tenant's cost and expense, such modifications to this Lease as a Leasehold Mortgagee shall request, provided that such modifications do not decrease any rights or benefits, or increase any obligations, of Landlord. So long as the Leasehold Mortgagee is not given actual physical possession of the Leased Premises contemporaneously with the creation of a Leasehold Mortgage, the making and delivery of any Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease nor of the leasehold estate and interest of Tenant under this Lease, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or the leasehold estate so as to require such Leasehold Mortgagee, as such, to assume the performance of, or be bound to perform, any of the terms, covenants or conditions on the part of Tenant under this Lease to be performed. Subject to the provisions of this Paragraph 16, any Leasehold Mortgagee or its successor or assignee or designee may become the legal owner and holder of Tenant's leasehold estate by foreclosure of its Leasehold Mortgage or as a result of the assignment of this Lease in lieu of foreclosure or otherwise, subsequent to such a foreclosure or assignment in lieu of foreclosure, and upon so becoming the legal owner and holder, the Leasehold Mortgagee or its successor or assignee or designee shall assume in writing the performance of, and be bound to perform, all of the terms, covenants or conditions on the part of Tenant under this Lease thereafter to be performed.

                           (ii)     Whenever Tenant shall give a Leasehold
Mortgage in accordance with the terms of this Lease, then so long as such Leasehold Mortgage shall remain unsatisfied of record, and such Leasehold Mortgagee shall have notified Landlord in writing of the name and post office address in the United States of America of at least one Person to whom any notices under Paragraph 16(b) below shall be given and provided Landlord with a copy of all documents comprising such Leasehold Mortgage that are submitted for recording in the recorder's office (or in the case of any unrecorded Leasehold Mortgage, all mortgages, assignments of rents and similar instruments relating to such unrecorded Leasehold Mortgage) (any such Leasehold Mortgagee, a "Recognized Leasehold Mortgagee"), the provisions of Paragraph 16(b) below shall apply with respect to, and inure to the benefit of, such Recognized Leasehold Mortgagee.

                           (iii)    If more than one Recognized Leasehold
Mortgagee has exercised any of the rights afforded by Paragraph 16(b) hereof, only that Recognized Leasehold Mortgagee, to the exclusion of all other Recognized Leasehold Mortgagees, whose Leasehold Mortgage is most senior in Lien priority shall be recognized by Landlord as having ,exercised such right, for so long as such Recognized Leasehold Mortgagee shall be diligently exercising its rights under this Lease with respect thereto, and thereafter only the Recognized Leasehold Mortgagee whose Leasehold Mortgage is next most senior in Lien priority shall be recognized by Landlord, unless any such Recognized Leasehold Mortgagee shall have designated in writing a Recognized Leasehold Mortgagee whose Leasehold Mortgage is junior in Lien priority to exercise such right.

                  (b)      (i)      No cancellation, surrender and acceptance of
surrender, modification or amendment of this Lease shall be binding upon any Recognized Leasehold Mortgagee, or affect the Lien of its Leasehold Mortgage, without the prior written consent of the Recognized Leasehold Mortgagee, and any such action taken without such Recognized Leasehold Mortgagee's consent shall not be binding on such Recognized Leasehold Mortgagee.

                           (ii)     Landlord, upon serving Tenant any (A) notice
of default under this Lease, (B) notice required to be delivered pursuant to
Section 6(h), (C) notice required to be delivered pursuant to Section 6(i), or
(D) notice in connection with the Purchase Option (any such notice, a "Required Notice"), shall at the same time serve a copy of any such Required Notice upon each Recognized Leasehold Mortgagee in the manner contemplated in Paragraph 22 of this Lease, and no such Required Notice shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been given to each Recognized Leasehold Mortgagee.

                           (iii)    Upon the expiration of the period of time
given to Tenant under the provisions of this Lease to remedy the default or cause it to be remedied or to cause action to remedy a default to be commenced, Landlord shall give each Recognized Leasehold Mortgagee notice (the "Cure Expiration Notice") of the expiration of such period specifying whether or not the default has been cured. Each Recognized Leasehold Mortgagee shall have the right, (x) during a period of forty-five (45) days after its receipt of the Cure Expiration Notice, in the case of a non-monetary default by Tenant under this Lease which is susceptible of a cure by the Recognized Leasehold Mortgagee (a "Curable Non-Monetary Default"), to remedy such default, cause it to be remedied or cause action to remedy such a default to be commenced and (y) during a period of thirty (30) days after its receipt of the Cure Expiration Notice, in the case of a default in the payment of Rent, to pay all amounts then in default hereunder. All costs and expenses incurred by Landlord in connection with Landlord's compliance with this Paragraph 16(b)(iii) shall be paid by Tenant to Landlord within thirty (30) days after Landlord's written demand therefor, which demand shall be accompanied by reasonable evidence of such costs and expenses.

                           (iv)     With respect to each Recognized Leasehold
Mortgagee, Landlord agrees that no default shall have occurred or be deemed to have occurred if (1) before the expiration of the thirty (30) day grace or cure period within which a default in the payment of Rent may be remedied by the Recognized Leasehold Mortgagee provided in Paragraph 16(b)(iii) above, the Recognized Leasehold Mortgagee, shall have paid to Landlord all Rent then in default and (2) in the case of any other default, provided that all Rent then in default hereunder shall have been paid within the period provided in Paragraph 16(b)(iii) hereof and all other Rent under this Lease that shall thereafter accrue shall have been paid within the period provided in Paragraph 16(b)(iii), within the forty-five (45) day grace or cure period set forth in Paragraph 16(b)(iii) hereof, a Recognized Leasehold Mortgagee, shall have cured or shall be engaged in curing all defaults hereunder and shall diligently complete such cure or comply with the provisions of this Paragraph 16(b)(iv) within the time periods set forth in this Paragraph 16(b)(iv). If such Recognized Leasehold Mortgagee shall (x) fail to cure (in the case of monetary defaults) or commence to cure (in the case of non-monetary defaults), to the extent such commencement is reasonably feasible under the circumstances, such default within the applicable cure period provided in the immediately preceding sentence or (y) notify Landlord, in writing, that it has relinquished its claims in respect of the Leased Premises or that it will not institute foreclosure proceedings, or, if such proceedings shall have been commenced, that it has discontinued such proceedings, Landlord shall have the right to take any action permitted under this Lease by reason of any default by Tenant unless Tenant shall have cured the default prior to Landlord's delivery to Tenant of notice of the termination of this Lease. Landlord shall accept performance by or on behalf of the Recognized Leasehold Mortgagee who has complied with the provisions of this Paragraph 16(b) as if the same had been performed by Tenant.

                           (v)      The parties acknowledge that there are
certain types of defaults by Tenant under this Lease which a Recognized Leasehold Mortgagee may not be capable of curing (or commencing to cure) within the time periods specified above (including, without limitation, failure by Tenant to perform work required to be performed or acts required to be done or to correct conditions which violate Legal Requirements) and which may only be cured (or commence to be cured) if the Recognized Leasehold Mortgagee shall obtain possession of the Leased Premises ("Defaults Requiring Possession"). Anything herein contained to the contrary notwithstanding, upon the occurrence of any Default Requiring Possession, Landlord shall take no action to effect termination of this Lease (which right has been waived pursuant to Paragraph 40 below) without first giving each Recognized Leasehold Mortgagee, from and after the date that each Recognized Leasehold Mortgagee shall have received notice from Landlord that such a Default Requiring Possession has occurred, a reasonable time within which to institute, and thereafter diligently prosecute, steps to obtain possession of the Leased Premises and thereafter promptly commence and act diligently to cure such Default Requiring Possession (which period of time shall not be less than the period reasonably required by the Recognized Leasehold Mortgagee, with the exercise of reasonable diligence). Notwithstanding the foregoing, no Recognized Leasehold Mortgagee shall be obligated to continue such possession (once obtained) or to continue such foreclosure proceedings (once commenced) after any Default Requiring Possession shall have been cured.

                           (vi)     In case of the termination of this Lease for
any reason (including, without limitation, the rejection of this Lease in a bankruptcy proceeding), other than the expiration of this Lease by its terms, Landlord shall give prompt notice thereof to each

Recognized Leasehold Mortgagee. Such notice shall include a statement of all Rent which would then be due under this Lease but for such termination and all other defaults then known to Landlord. Landlord shall, on written request of the Recognized Leasehold Mortgagee, made at any time within thirty (30) days after the giving of such notice by Landlord, enter into a new lease of the Leased Premises (the "Replacement Lease") with such Recognized Leasehold Mortgagee, or its nominee or designee, within ninety (90) days after receipt of such request which Replacement Lease shall have the same Lien priority as this Lease and shall be effective as of the date of such termination of this Lease for the remainder of the Term, at the same rate of Rent, and upon the same terms, covenants, conditions and agreements as are herein contained; provided, however, that the Recognized Leasehold Mortgagee or its nominee or designee, as the case may be, shall (x) contemporaneously with the execution of a Replacement Lease, pay to Landlord the Rent which Landlord has specified as due in the notice given pursuant to this Paragraph 16(b)(vi) including any past due amounts, (y) at the time of the execution and delivery of the Replacement Lease, pay to Landlord any and all Rent which would have been due hereunder from the date of termination of this Lease (had this Lease not been terminated) to and including the date of the execution and delivery of the Replacement Lease, together with all actual and reasonable expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by Landlord in connection with the termination of this Lease and with the execution and delivery of the Replacement Lease, less the net amount of all sums received by Landlord from any occupants of any part or parts of the Leased Premises up to the date of the execution of the Replacement Lease (as such expenses are specified in writing by Landlord to the Recognized Leasehold Mortgagee), and (z) on or prior to the execution and delivery of the Replacement Lease, agree in writing that promptly following the execution and delivery of the Replacement Lease, such Recognized Leasehold Mortgagee, or its nominee or designee, as the case may be, will perform or cause to be performed all of the other covenants and agreements herein contained on Tenant's part to be performed which are susceptible of being cured by the Recognized Leasehold Mortgagee to the extent that Tenant shall have failed to perform the same to the date of execution and delivery of the Replacement Lease. Concurrently with the execution and delivery of the Replacement Lease, Landlord shall assign any insurance proceeds or condemnation awards then held by or payable to Landlord which Tenant would have been entitled to receive but for the termination of this Lease. Nothing herein contained shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Leased Premises to the Recognized Leasehold Mortgagee, or its nominee or designee, unless Landlord at the time of the execution and delivery of the Replacement Lease shall have obtained physical possession thereof. Except as specifically set forth herein, until the Replacement Lease is executed and delivered by the Recognized Leasehold Mortgagee, or its nominee or designee, such Recognized Leasehold Mortgagee or, its nominee or designee, shall have no liability hereunder or under the Replacement Lease.

                           (vii)    The name of any Recognized Leasehold
Mortgagee shall be added as an additional named insured to any insurance carried by Tenant and shall be added to the loss payable endorsement and named as "mortgagee" on any and all fire and other casualty insurance polices carried by Tenant in respect of the Leased Premises to be paid to Tenant and/or the Recognized Leasehold Mortgagee pursuant to Section 15(d) above. The Recognized Leasehold Mortgagee shall not be liable for the performance of Tenant's obligations under this Lease unless such Recognized Leasehold Mortgagee has succeeded to and has possession of the interest of Tenant under this Lease.

                  (c) Provided that (i) a Replacement Lease shall have been granted to a Recognized Leasehold Mortgagee, or any of its respective nominees or designees, pursuant to Paragraph 16(b) hereof or (ii) the Recognized Leasehold Mortgagee, or its nominee or designee, shall have become the legal owner and holder of Tenant's leasehold estate, by foreclosure or other legal proceedings, by assignment in lieu of foreclosure or otherwise, then the Recognized Leasehold Mortgagee, or any of its respective nominees or designees, shall be liable for the performance of all of Tenant's covenants under such Replacement Lease or this Lease, as the case may be, from and after the effective date of such Replacement Lease or such acquisition of such estate by foreclosure or other legal proceedings, assignment in lieu of foreclosure or otherwise; provided, however, that from and after the time that (A) (x) the Recognized Leasehold Mortgagee, or any of its nominees or designees, shall have assigned the leasehold estate of Tenant (in the event that the Recognized Leasehold Mortgagee, or any of its respective nominees or designees, shall have become the legal owner and holder of such estate) or the Replacement Lease (in the event that the Recognized Leasehold Mortgagee, or any of its respective nominees or designees, shall have been granted a Replacement Lease) and (y) such assignee shall have delivered to Landlord an agreement, in form reasonably acceptable to Landlord, pursuant to which the assignee assumes and agrees to perform all of the terms, covenants and conditions of this Lease or such Replacement Lease, as the case may be (including, without limitation, obligations thereunder that accrued prior to the date of such agreement), or (B) the Recognized Leasehold Mortgagee, or any of its nominees or designees, shall have abandoned the Leased Premises, the Recognized Leasehold Mortgagee, or any of its nominees or designees, shall be automatically and entirely released and discharged from the performance of all terms, covenants and conditions of Tenant under this Lease, or of the lessee under the Replacement Lease, as the case may be, thereafter accruing.

         17.      Assignment, Subleasing.

                  (a) Tenant may sublet the Leased Premises in whole or in part without the consent of Landlord, provided that, in such case, Tenant shall continue to be liable under this Lease. Tenant may assign its interest in this Lease without the consent of Landlord, provided that Lender's rights under the Loan and the documents evidencing and securing the Loan are assigned to said assignee or an affiliate of said assignee. In the case of such an assignment of Tenant's interest in this Lease, Tenant shall be released from all liability under this Lease that arises from and after the date of such assignment.

                  (b) Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease shall expire at least one (1) day prior to the term of this Lease. Upon Tenant's request, Landlord shall enter into a subordination, recognition and attornment agreement with a subtenant (which agreement shall be substantially in the form annexed hereto as Exhibit D (the "Recognition Agreement") and made a part hereof) with respect to each sublease. Landlord shall make such modifications to Exhibit D as a prospective subtenant may reasonably request, provided that such modifications do not decrease any rights or benefits, or increase any obligations, of Landlord, other than to a de minimis extent. All costs and expenses incurred by Landlord in connection with Landlord entering into a Recognition Agreement shall be paid by Tenant to Landlord within thirty (30) days after Landlord's written demand therefor, which demand shall be accompanied by reasonable evidence of such costs and expenses.

                  (c) Tenant agrees that in the case of an assignment, Tenant shall, within five (5) Business Days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of Tenant to be observed and performed from and after the date of such assignment, pursuant to an assumption agreement in form and substance reasonably satisfactory to Landlord.

         18. Permitted Contests. Notwithstanding any provision of this Lease to the contrary, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Tax, (ii) comply with any Legal Requirement, or (iii) discharge or remove any Lien, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of Tenant's or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (v) the collection of, or other realization upon, the Tax or Lien so contested, (w) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of the same, (x) any interference with the use or occupancy of any of the Leased Premises, (y) any interference with the payment of any Basic Rent or any Additional Rent, and (z) the cancellation of any fire or other insurance policy. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as all of the conditions of the first sentence of this Paragraph 18 are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest, including those costs and expenses incurred by Landlord in connection therewith, and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

         19.      Environmental Matters.

                  (a) Tenant shall, promptly after obtaining knowledge of any Environmental Matter, notify Landlord thereof. Landlord shall, promptly after obtaining knowledge of any Environmental Matter, notify Tenant thereof.

                  (b) In the event that (i) an Environmental Matter shall arise from and after the Commencement Date, (ii) such Environmental Matter relates to Hazardous Substances disposed of or released in, on or under the Leased Premises from and after the Commencement Date, (iii) Tenant shall thereafter fail to comply with an Environmental Law or the direction of an Environmental Agency with respect to such Environmental Matter, and (iv) such failure to comply shall result in a determination or judgment that (x) all or a portion of Landlord's interest in the Leased Premises shall be sold, forfeited, or lost, or (y) civil or criminal liability or penalty shall be imposed on Landlord, then, in such case, Landlord may, as Landlord's sole remedy in connection with such failure to comply, perform at the expense of Tenant such work as is necessary to comply with such Environmental Law or direction of an Environmental Agency. All costs and expenses incurred by Landlord in connection with such performance by Landlord pursuant to this Paragraph 19(b) shall be paid by Tenant to Landlord within thirty (30) days after Landlord's written demand therefor, which demand shall be accompanied by reasonable evidence of such costs and expenses. In the event that Tenant shall fail to pay such costs and expenses within said 30-day period, Landlord's sole remedy in connection therewith shall be to deduct the unpaid amount, together with interest thereon at a rate of 12% per annum, from the next monthly installment of interest payable by Landlord to Lender under the Loan.

                  (c) Notwithstanding anything to the contrary contained in Paragraph 19(b) above, in no event shall Tenant have any responsibility or obligations to Landlord with respect to Environmental Matters that occurred or arose prior to the Commencement Date or Hazardous Substances disposed of or released in, on or under the Leased Premises prior to the Commencement Date.

         20.      Purchase Option.

                  (a) Subject to the terms of Paragraph 20(e) below, at any time from and after the tenth (10th) anniversary of the Commencement Date (the "Option Trigger Date"), Tenant shall have the right and option (the "Purchase Option") to purchase (at the time set forth in Paragraph 20(e) below), the entire Leased Premises at a purchase price (the "Purchase Price") that shall be an amount equal to the fair market value of the Leased Premises as of the date that Tenant shall have exercised the Purchase Option (such date, the "Exercise Date"). The fair market value of the Leased Premises pursuant to this Paragraph 20 shall be determined as of the Exercise Date by an appraiser selected by Tenant, who shall, in determining said fair market value, (i) take into account the existence of the Lease, (ii) deduct the transfer taxes payable by Tenant pursuant to Paragraph 20(b) below, (iii) deduct the amount of any brokerage commissions that would have been payable had the Leased Premises been sold to a third party, and (iv) use a discount rate equal to the sum of (A) 600 basis points, and (B) the higher of (x) the ten year Treasury note rate than in effect on the Exercise Date, and (y) the average ten year Treasury note rate in effect during the period beginning on the Commencement Date and ending on the Exercise Date. Subject to the terms of Paragraph 20(e) and Paragraph 20(f) below, the Purchase Option may be exercised only by Tenant giving Landlord written notice (the "Purchase Option Notice") at any time during the Term of Tenant's intention to exercise the Purchase Option pursuant to this Paragraph 20.

                  (b) Contemporaneously with the execution of this Lease, Landlord has delivered to Ledgewood Law Firm, P.C., as escrow agent ("Escrow Agent"), a deed in the form attached hereto as Exhibit C, executed and acknowledged on behalf of Landlord (the "Deed"), to be held in escrow by Escrow Agent until the occurrence of the events set forth in this Paragraph 20(b). If Tenant (or a Recognized Leasehold Mortgagee on behalf of Tenant) shall exercise the Purchase Option pursuant to Paragraph 20(a) above, then (i) upon the completion of the appraisal referred to in said Paragraph 20(a), Tenant shall deliver a copy of said appraisal to Landlord and Escrow Agent, and (ii) on the Purchase Closing Date, (A) provided that the provisions of clause (i) and the other provisions of this clause (ii) are satisfied, Escrow Agent will be irrevocably authorized and required to release and record the Deed, notwithstanding Escrow Agent's receipt of any inconsistent, contrary or conflicting notice or instructions from Landlord (and Escrow Agent will not be authorized to deposit the Deed with any court or other governmental authority, or commence any interpleader or similar action, by reason of having received inconsistent, contrary or conflicting notices or instructions from Landlord), (B) Landlord shall remove any Landlord Liens, (C) Landlord shall deliver to Tenant such title affidavits and other documents as are reasonably and customarily required by a nationally-recognized title insurance company selected by Tenant to insure fee title to the Leased Premises by an ALTA extended coverage owner's policy of title insurance without any exception for any Landlord Liens, (D) Tenant shall deliver to Landlord an amount equal to the Purchase Price, in cash, by good unendorsed certified or official bank check payable to the order of Landlord or its designee and drawn on a bank or trust company which is a member of the New York Clearinghouse Association, or, at Landlord's election, by wire transfer of immediately available federal funds to an account designated by Landlord, and
(E) Landlord and Tenant shall execute such transfer tax forms as are required in order to transfer the Leased Premises in accordance with this Paragraph 20. Tenant shall pay all transfer, stamp or other similar taxes and all other closing costs attributable to the purchase and sale of the Leased Premises pursuant to this Paragraph 20; provided, however, that each of Landlord and Tenant shall pay their respective attorneys' fees and disbursements. This Lease shall be deemed terminated as of the Purchase Closing Date, and Landlord and Tenant shall have no further liability to one another under this Lease, except for those duties and obligations hereunder that (i) accrue prior to the date of such termination, or (ii) expressly survive the expiration or early termination of this Lease. Landlord shall refund to Tenant any prepaid Rent allocable to any period after the date of such termination.

                  (c) In the event that Tenant shall not exercise the Purchase Option, Escrow Agent shall destroy the Deed on the Expiration Date. Upon the release of the Deed pursuant to Paragraph 20(b) or the destruction of the Deed pursuant to this Paragraph 20(c), Escrow Agent shall be relieved and discharged of all responsibilities and liabilities with respect thereto, and shall not be subject to any claims made by or on behalf of Tenant or Landlord. Landlord and Tenant agree to indemnify and hold the Escrow Agent harmless from any and all liability, costs, expenses (including reasonable attorney fees and disbursements), damages, actions or other charges which may be imposed upon, or incurred by, the Escrow Agent in connection with the performance of its duties hereunder, except with respect to any liability, cost and expense incurred as a result of the Escrow Agent's willful misconduct or gross negligence. The foregoing provisions shall survive the expiration or any sooner termination of this Lease.

                  (d) The closing of the transaction contemplated by this Paragraph 20 (the "Purchase Closing") shall occur on the date that shall be the later to occur of (i) the Option Trigger Date, and (ii) thirty (30) days after the completion of the appraisal pursuant to Paragraph 20(a) above; provided, however, that if Landlord is unable to remove any Landlord Liens, Landlord, in order to attempt to remove such Landlord Liens, may adjourn the Purchase Closing to a date no later than thirty (30) days following the scheduled date of the Purchase Closing. Promptly after Landlord shall have removed all such Landlord Liens, if any, Landlord shall reschedule the date of the Purchase Closing, upon at least three (3) business days prior notice to Tenant. The actual date of the Purchase Closing is the "Purchase Closing Date".

                  (e) Notwithstanding anything to the contrary contained in Paragraph 20(a) above, the Purchase Option shall be immediately exercisable from and after the date that, and the Option Trigger Date shall be deemed to be the date that:

                           (i)      any of SPSP, Passyunk or 24th Street shall
(w) voluntarily be adjudicated a bankrupt or insolvent, (x) consent to the appointment of a receiver or trustee for itself or for Landlord's interest in any of the Leased Premises, (y) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (z) make a general assignment for the benefit of creditors;

                           (ii)     a court shall enter an order, judgment or
decree appointing a receiver or trustee for any of SPSP, Passyunk or 24th Street, or for Landlord's interest in any of the Leased Premises or approving a petition filed against any of SPSP, Passyunk or 24th Street which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty days after it is entered;

                           (iii)    any of SPSP, Passyunk or 24th Street shall
in any insolvency proceedings be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                           (iv)     the estate or interest of any of SPSP,
Passyunk or 24th Street in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after such levy or attachment;

                           (v)      The last of Gary Erlbaum, Steven Erlbaum and
Daniel Neducsin shall die;

                           (vi)     Landlord shall receive an Offer, and
Landlord shall desire to pursue the good faith negotiation of such Offer; provided, however, that Tenant shall be required to exercise the Purchase Option in accordance with the provisions of Paragraph 6(h) above; or

                           (vii)    Landlord shall desire to sell the Leased
Premises; provided, however, that Tenant shall be required to exercise the Purchase Option in accordance with the provisions of Paragraph 6(i) above.

                  (f) Notwithstanding the provisions of the last sentence of Paragraph 20(a) above, Landlord acknowledges that a Recognized Leasehold Mortgagee shall be permitted to exercise the Purchase Option on behalf of Tenant, if and to the extent that such right is given to such Recognized Leasehold Mortgagee under the Recognized Leasehold Mortgage Documents, and Landlord agrees to recognize the exercise of the Purchase Option on behalf of Tenant by such Recognized Leasehold Mortgagee.

         21. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be (a) in writing, (b) sent either by hand delivery service or by same day or overnight recognized commercial courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, and (c) deemed to have been delivered on the date of receipt thereof (or the date that such receipt is refused, if applicable), to the addresses stated below:

                  To Landlord:      c/o Greentree Properties Corporation
                                    44 West Lancaster Avenue, Suite 110
                                    Ardmore, Pennsylvania 19003
                                    Attention: Mr. Gary E. Erlbaum

                  with a copy to:   Greentree Properties Corporation
                                    44 West Lancaster Avenue, Suite 110
                                    Ardmore, Pennsylvania 19003
                                    Attention: William Frutkin, Esq.

                  with a copy to:   Ledgewood Law Firm, P.C.
                                    1521 Locust Street
                                    Philadelphia, Pennsylvania 19102
                                    Attention: Richard Abt, Esq.

                  To Tenant:        Cedar-South Philadelphia I, LLC
                                    44 South Bayles Avenue
                                    Port Washington, New York 11050
                                    Attention: Leo S. Ullman

                  with a copy to:   Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038-4982
                                    Attention: Mark A. Levy, Esq.

                  with a copy to:   each Recognized Leasehold Mortgagee in
                                    accordance with the directions provided by such Recognized Leasehold Mortgagee pursuant to Paragraph 16(a)(ii) above

For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen days' notice to the other party in the manner provided above.

         22. Memorandum of Lease; Estoppel Certificates. Tenant shall have the right to require Landlord to execute, deliver and record, file or register from time to time all such instruments as may be required by any present or future law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall have the right to cause a memorandum of this Lease, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, filed or registered and re-recorded, refiled or re-registered in such manner and in such places as may be required by any present or future law in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded memorandum of this Lease or any other recorded instrument referring to this Lease and the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall, at any time and from time to time, upon not less than twenty days' prior written request by Tenant or any Recognized Leasehold Mortgagee, execute, acknowledge and deliver to Tenant and/or such Recognized Leasehold Mortgagee a statement in writing, executed by

Landlord, and Tenant shall, at any time and from time to time, upon not less than twenty days' prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, executed by Tenant certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that to the knowledge of the party executing such certificate no default by either Landlord or Tenant exists hereunder or specifying each such of which such party may have knowledge; (iv) the remaining Term hereof; (v) with respect to a certificate signed by Tenant, that to the knowledge of the party executing such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said party's knowledge, specifying and describing the same; and (vi) with respect to a certificate signed by Landlord, any other provisions reasonably requested by Tenant or any Recognized Leasehold Mortgagee. It is intended that any such statements may be relied upon by the recipient of such statements or their assignees or by any actual or prospective mortgagee, purchaser, assignee or subtenant of the Leased Premises.

         23.      Surrender and Holding Over.

                  (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord in the same condition in which the Leased Premises were originally received from Landlord at the commencement of this Lease, except as to any repair or Alteration as permitted or required by any provision of this Lease, and except for ordinary wear and tear and damage by fire, casualty or condemnation but only to the extent Tenant is not required to repair the same hereunder. Tenant may remove at Tenant's sole cost and expense from the Leased Premises on or prior to such expiration or earlier termination Tenant's Trade Fixtures and personal property which are owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Tenant's Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination. Upon such expiration or earlier termination, no party shall have any further rights or obligations hereunder except as specifically provided herein.

                  (b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with or without the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred percent (100%) of the Basic Rent and Additional Rent reserved herein and upon the same terms and conditions as contained in this Lease.

         24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (ii) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until (x) all persons, corporations, firms and other entities having any interest in this Lease or the leasehold estate created by this Lease, including, without limitation, any Recognized Leasehold Mortgagees, and (y) all persons, corporations, firms and other entities having any interest in the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged, including, without limitation, any Fee Mortgagees, shall join in a written instrument effecting such merger and shall duly record the same.

         25.      Exculpation.

                  (a) Anything contained herein to the contrary notwithstanding, neither Landlord nor Landlord's partners, shareholders, officers or directors shall have any personal liability hereunder, and any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against Landlord's interest in the Leased Premises and shall not be enforced against Landlord or Landlord's partners, shareholders, officers or directors individually or personally.

                  (b) Anything contained herein to the contrary notwithstanding, neither Tenant nor Tenant's partners, shareholders, officers or directors shall have any personal liability hereunder, and any claim based on or in respect of any liability of Tenant under this Lease shall be enforced only against Tenant's interest in the Leased Premises and shall not be enforced against Tenant or Tenant's partners, shareholders, officers or directors individually or personally.

         26. No Usury. The intention of the parties being to conform strictly to the usury laws now in force in the State, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

         27. Broker. Landlord and Tenant represent and warrant to each other that neither party negotiated with any broker in connection with this Lease other than Fameco of Conshohocken, PA (the "Broker"). Tenant agrees to pay any commission payable to the Broker in connection with this Lease by separate agreement. Each party hereby agrees to indemnify the other against all claims, damages, costs and expenses incurred by the indemnified party as a result of the breach of the foregoing representation or warranty by the indemnifying party.

         28. Waiver of Landlord's Lien. Landlord hereby waives any right to distrain Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees, at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant. Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that Trade Fixtures are Tenant's property and not part of Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

         29. No Waiver. No delay or failure by either party to enforce its rights hereunder shall be construed as a waiver, modification or relinquishment thereof.

         30. Separability. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

         31. Indemnification. Except with respect to Environmental Matters, which shall be governed by Paragraph 19 above, Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord from and against any and all liabilities, losses, damages, penalties, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising during the Term from any of the Leased Premises or Adjoining Land or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding during the Term of any of or otherwise relating to the Leased Premises or Adjoining Land, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon (collectively, "Losses"). In case any action or proceeding is brought against Landlord by reason of any such Loss, Tenant covenants to defend Landlord in such action, with the expenses of such defense paid by Tenant, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. The obligations of Tenant under this Paragraph 31 shall survive any termination of this Lease with respect to Losses identified in reasonable detail, by the Claim Deadline, as defined below, of the intent to make a claim upon Tenant under such indemnity. The "Claim Deadline" shall be the date that is thirty (30) days after the later of (i) the expiration of the period during which such third party claim may be brought under the applicable statute of limitations or (ii) the date which is two (2) years after the expiration or earlier termination of this Lease.

         32. Joint and Several. The liability of Landlord under this Lease shall be shared jointly and severally among SPSP, Passyunk and 24th Street.

         33. Headings. The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

         34. Modifications. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

         35. Successors, Assigns. The covenants of this Lease shall run with the Land and bind Tenant, the heirs, distributees, personal representatives, successors and permitted assigns of Tenant and all present and subsequent encumbrancers and subtenant, of any of the Leased

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

Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns. In the event there is more than one Tenant, the obligation of each shall be joint and several. The term "Tenant" as used in this lease shall include Tenant and its successors or assigns.

         36. Counterparts. This Lease may be executed in several counterparts, which together shall be deemed one and the same instrument.

         37. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law. With respect to any claim or action arising hereunder, each party (a) irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court located in Philadelphia County, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Lease brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         38. Attorneys' Fees. In the event either party to this Lease shall be required to commence or defend any action or proceeding against any other party to this Lease by reason of any breach or claimed breach of any provision of this Lease, to commence or defend any action or proceeding in any way connected with this Lease, or to seek a judicial declaration of rights under this Lease, the party prevailing in such action or proceeding shall be entitled to recover from or be reimbursed by the other party for the prevailing party's reasonable and actual attorneys' fees and costs through all levels of proceedings. The identity of the "prevailing party" for purposes of this provision shall be deemed at issue in any such action or proceeding and shall be established by the trier of fact therein.

         39. Priority. Any Fee Mortgage shall be subject and subordinate to this Lease and any Replacement Lease.

         40. Waiver of Termination Right. Landlord hereby waives any rights it may have under this Lease, at law or in equity to terminate this Lease for any reason, including by reason of a default by Tenant hereunder. Nothing contained in this Paragraph 40 shall be deemed to prevent a termination of the Lease in connection with the purchase of the Leased Premises pursuant to Paragraph 20 above or the natural expiration of this Lease by its terms.

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

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

                                    LANDLORD:

                                    SPSP Corporation


                                    By: /s/ Gary E. Erlbaum
                                        -----------------------
                                        Name:  Gary E. Erlbaum
                                        Title: President

                                    Passyunk Supermarket, Inc.


                                    By: /s/ Gary E. Erlbaum
                                        ----------------------
                                        Name:  Gary E. Erlbaum
                                        Title: President

                                    Twenty Fourth Street Passyunk Partners, L.P.

                                    By: Twenty Fourth Street Passyunk
                                        Corporation, its general partner


                                    By: /s/ Marc Erlbaum
                                        ----------------------
                                        Name:  Marc N. Erlbaum
                                        Title: President

                                    TENANT:

                                    Cedar-South Philadelphia I, LLC


                                    By: /s/ Brenda J. Walker
                                        -----------------------
                                        Name:  Brenda J. Walker
                                        Title: Vice President

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